UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     December 6, 2006
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             REALMARK PROPERTY INVESTORS LIMITED PARTNERSHIP - VI-A
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             (Exact name of registrant as specified in its charter)


        Delaware               0-17466                    16-1309987
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(State of organization) (Commission File No.)  (IRS Employer Identification No.)


2350 North Forest Road, Suite 35B, Getzville, New York 14068
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(Address of principal executive offices)

(716) 636-0280
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(Registrant's telephone number)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


{    }  Written communications pursuant to Rule 425 under the Securities Act
        (17 CFR 230.425)

{    }  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

{    }  Pre-commencement communications pursuant to Rule 14d-2(b) under the
        Exchange Act (17 CFR 240.14d-2(b))

{    }  Pre-commencement communications pursuant to Rule 13e-4 (c) under the
        Exchange Act (17 CFR 240.13e-4 (c))

Item 2.01 Completion of Acquisition or Disposition of Assets
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The Partnership owns a 50% interest in Realmark - Research, LLC. On December 6,
2006, Realmark - Research, LLC sold property known as Research Triangle, which located in Durham, North Carolina, for a sales price of $5,300,000, less closing costs and related expenses of $101,175, repayment of the mortgage note in the amount of $4,117,763, for total net proceeds related to the sale of $1,081,062. An advance was made to an affiliate, Realmark - Commercial, LLC, in the amount of $790,000 from the sales proceeds leaving a remainder of $291,062 to be distributed to the two 50% owners. The net sales proceeds after the advance to an affiliate were distributed to the Partnership in the amount of $145,531. The amount advanced to an affiliate is expected to be repaid plus interest at 8% once the affiliate has obtained mortgage financing related to a property held for sale. Upon repayment of the advance, the remaining sales proceeds will be distributed to the two 50% owners. The investment in Realmark - Research, LLC was being carried on the Partnership's books at $(1,180,780) at September 30, 2006 and is being adjusted to 50% of the remaining net assets of Realmark - Research, LLC which amounted to $14,993 at December 6, 2006. This resulted in a gain recognized on the book's of the Partnership in the amount of $1,195,773.


                                   SIGNATURES
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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


Realmark Property Investors Limited Partnership - VI-A
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                     (Registrant)


/s/ Joseph M. Jayson                                     December 15, 2006
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Joseph M. Jayson, Individual General Partner                  (Date)